EXHIBIT 99.1

Precision Therapeutics Extends Exchange Offer for Helomics Notes and Warrants

MINNEAPOLIS, March 14, 2019 (GLOBE NEWSWIRE) -- Precision Therapeutics Inc. (AIPT) (“Precision” or “the Company”) today announced the extension of its previously announced offer (the “Exchange Offer”) to holders of certain promissory notes (the “Helomics Notes Payable”) of Helomics Holding Corporation (“Helomics”) and warrants to purchase Helomics common stock (the “Helomics Warrants”), to exchange (a) such Helomics Notes Payable in exchange for one share of Common Stock, par value $0.01 (“Common Stock”), of Precision, for each $1.00 of principal and accrued and unpaid interest, calculated as of the Effective Time of Precision’s merger with Helomics, and (b) such Helomics Warrants in exchange for a warrant to purchase shares of Common Stock at an exercise price of $1.00 per share (a “Precision Warrant”), at a ratio of 0.6 Precision Warrants for each 1.0 Helomics Warrant.  The Exchange Offer has been extended until 11:59 p.m., Eastern time, on March 22, 2019, unless further extended by Precision.

The Exchange Offer was previously scheduled to expire at midnight, Eastern time, on March 13, 2019.  As of March 13, 2019, Helomics Notes Payable in the aggregate outstanding principal amount of $3,308,000 have been tendered and not withdrawn, and Helomics Warrants to purchase an aggregate of 3,934,673 shares of Helomics common stock have been tendered and not withdrawn.

Except for the extension of the expiration of the Exchange Offer, all of the material terms and conditions of the Exchange Offer remain unchanged.

Precision has filed with the SEC a registration statement on Form S-4 to register the securities comprising the Common Stock and the Precision Warrants. The registration statement on Form S-4 is available on the SEC’s EDGAR system.

All registered holders of outstanding Helomics Notes Payable and Helomics Warrants as of the date of the commencement of the Exchange Offer may participate in the Exchange Offer. The Exchange Offer will expire on the Expiration Date at 11:59 p.m., Eastern time, on March 22, 2019, unless the Exchange Offer is further extended at Precision’s sole discretion.  Tenders of the Helomics Notes Payable and Helomics Warrants must be made prior to the expiration of the Exchange Offer and may be withdrawn at any time prior to the expiration of the Exchange Offer. Precision has appointed Corporate Stock Transfer, Inc. as the Depositary and the Exchange Agent for the Exchange Offer. You should direct questions, requests for assistance, and requests for additional copies of the Exchange Offer documents, Letter of Transmittal or other materials to: Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, #430, Denver, Colorado 80209, Facsimile: 303-282-5800, Phone: 303-282-4800, Toll Free: 877-309-2764.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Precision and Helomics. In connection with the proposed transaction, Precision has filed a registration statement on Form S-4, containing an exchange offer prospectus, a proxy statement for the annual meeting of the stockholders of Precision, an information statement and other detailed information regarding the proposed merger and related matters (the “S-4”) with the SEC.

Each of Precision and Helomics mailed to their stockholders the proxy statement/prospectus/information statement contained in the Form S-4 to its stockholders at a future date. The Form S-4 and proxy statement/prospectus/information statement contains important information about Precision, Helomics, the merger and related matters.  Investors and stockholders should read carefully the proxy statement/prospectus/information statement and the other documents filed with the SEC in connection with the merger before they make any decision with respect to the merger.  A copy of the merger agreement with respect to the merger has been filed by Precision as an exhibit to its Form 8-K dated October 26, 2018.

The identity of people who, under SEC rules, may be considered “participants in the solicitation” of Helomics stockholders in connection with the proposed merger, and a description of their interests, is disclosed in the S-4 filing made by Precision.

This communication is not a substitute for the registration statement, definitive proxy statement/prospectus/information statement or any other documents that Precision has filed or may file with the SEC or that Precision or Helomics may send to their respective security holders in connection with the proposed transaction.

SECURITY HOLDERS OF HELOMICS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement/prospectus/information statement, the Form 8-K and all other documents filed with the SEC in connection with the merger will be made available to investors free of charge on Precision’s website at www.precisiontherapeutics.com.  In addition, the proxy statement/prospectus, the Form 8-K and all other documents filed with the SEC in connection with the merger will be made available to investors free of charge by calling or writing to:

Bob Myers, Chief Financial Officer
Precision Therapeutics Inc.
2915 Commers Drive, Suite 900
Eagan, MN 55121
Tel: 651-389-4806

In addition to the Form S-4, the proxy statement/prospectus/information statement and the other documents filed with the SEC in connection with the merger, Precision is obligated to file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements and other information filed with the SEC at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the other public reference rooms in New York, New York and Chicago, Illinois.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

About Precision Therapeutics Inc.

Precision Therapeutics (AIPT) operates in two business areas: first, applying artificial intelligence to personalized medicine and drug discovery to provide personalized medicine solutions for patients and clinicians as well as clients in the pharmaceutical, diagnostic, and biotech industries, and second, production of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal.

Forward-looking Statements:
This press release contains forward-looking statements, including statements related to the Exchange Offer and the completion of the Exchange Offer that involve risks and uncertainties. These forward-looking statements are based upon Precision’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of conditions related to the Exchange Offer and other risks detailed in Precision’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Precision undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:
Investor Relations
Bret Shapiro, Managing Partner
CORE IR
(516) 222-2560
brets@coreir.com

Media
Jules Abraham
CORE IR
917-885-7378
julesa@coreir.com